                                                           Exhibit 99.b.10.1


                           CONSENT OF INDEPENDENT AUDITORS


The Board of Directors of Aetna Life Insurance and Annuity Company and Contract Owners of Aetna Variable Annuity Account C:


We consent to the use of our reports incorporated herein by reference.

Our report dated February 6, 1996 refers to a change in 1993 in the Company's method of accounting for certain investments in debt and equity securities.



                        /s/ KPMG Peat Marwick LLP



Hartford, Connecticut
November 26, 1996